UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2018 (January 9, 2018)
Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
(210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On January 9, 2018, Harte Hanks, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to its Credit Agreement, dated as of April 17, 2017 (the “Credit Agreement”), by and between the Company and Texas Capital Bank, National Association (“TCB”). The First Amendment (i) increases the availability under the revolving credit facility (as amended by the First Amendment, the “Credit Facility”) from $20,000,000 to $22,000,000, and (ii) extends the Credit Facility by one year (i.e., to April 17, 2020). The Credit Facility remains secured by substantially all of the assets of the Company pursuant to a Security Agreement, dated as of April 17, 2017, between the Company and TCB (as amended by the First Amendment to Security Agreement, dated January 9, 2018). The Company and TCB also entered into a new Revolving Promissory Note, dated January 9, 2018 (the “Revolving Promissory Note”), to evidence the debt under the Credit Facility. The Credit Facility will be used for working capital and general corporate purposes.

The Credit Facility allows for (i) loans up to the lesser of (a) $22,000,000, or (b) a sum equal to 90% of the value of investment grade bonds held in a custodian account plus 100% of the value of cash in the custodian account (the “Borrowing Base”), and (ii) letters of credit issued by TCB up to the least of (x) $5,000,000, or (y) an amount equal to $22,000,000 minus the amount of any revolving credit loans outstanding, or (z) the Borrowing Base minus the amount of any revolving credit loans outstanding. The outstanding amounts advanced under the Credit Facility will be due and payable in full on April 17, 2020.

The Credit Facility continues to be guaranteed by HHS Guaranty, LLC (“HHS Guaranty”), an entity formed by certain members of the Shelton family (descendants of one of the Company’s founders) and related entities. David Copeland, a director of the Company, serves as sole manager of HHS Guaranty. In Connection with the First Amendment, the Company and HHS Guaranty entered into an Amended & Restated Fee, Reimbursement and Indemnity Agreement, dated as of January 9, 2018 (the “Restated Fee Agreement”), pursuant to which the fee payable to HHS Guaranty was changed from an annual fee of $480,000 to a quarterly fee of 0.5% of collateral actually pledged by HHS Guaranty (or such smaller portion of the collateral as is required under the Credit Agreement) on the last day of the month prior to such quarterly fee’s due date. The Company expects that the fees payable to HHS Guaranty will be substantially similar in amount.

The Restated Fee Agreement also adds a requirement that HHS Guaranty have one representative on the Company’s Board of Directors, with Mr. Copeland being deemed to satisfy such requirement. The Restated Fee Agreement further provides that in the event that Mr. Copeland (or a successor designee of HHS Guaranty) ceases to serve as a Company director, the Company must use its best efforts to cause a successor designated by HHS Guaranty to become a Company director. If such successor designated by HHS Guaranty is not appointed or elected to the Company’s Board of Directors within 45 days after receipt of notice from HHS Guaranty, then HHS Guaranty shall have the right to purchase the Revolving Promissory Note, and such event shall automatically be deemed to be an Event of Default (as such term is defined in the Credit Agreement).

The foregoing description of the First Amendment, the First Amendment to Security Agreement, the Revolving Promissory Note, and the Restated Fee Agreement is subject to and qualified in all respects by the full text of the First Amendment, the First Amendment to Security Agreement, the Revolving Promissory Note, and the Restated Fee Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 respectively hereto and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of the Credit Facility.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed or furnished herewith:

Exhibit Number	Exhibit Title

10.1	First Amendment to Credit Agreement, dated January 9, 2018, between Harte Hanks, Inc. and Texas Capital Bank, National Association.
10.2	First Amendment to Security Agreement, dated January 9, 2018, between Harte Hanks, Inc. and Texas Capital Bank, National Association.
10.3	Revolving Promissory Note, dated January 9, 2018, by Harte Hanks, Inc. in favor of Texas Capital Bank, National Association.
10.4	Amended and Restated Fee, Reimbursement and Indemnity Agreement, dated January 9, 2018, between Harte Hanks, Inc. and HHS Guaranty, LLC.
99.1	January 10, 2018 Press Release of Harte Hanks, Inc.*
*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Harte Hanks, Inc.
Dated: January 10, 2018
By:     /s/Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary